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                                                                   EXHIBIT 7(c)

                                AMENDMENT NO. 1
                                       TO
                         MASTER DISTRIBUTION AGREEMENT
                                    BETWEEN
                             AIM EQUITY FUNDS, INC.
                                (RETAIL CLASSES)
                                      AND
                            A I M DISTRIBUTORS, INC.

         The Master Distribution Agreement (the "Agreement"), dated October 18, 1993, by and between AIM Equity Funds, Inc., a Maryland corporation, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                 "APPENDIX A TO

                        MASTER DISTRIBUTION AGREEMENT OF

                             AIM EQUITY FUNDS, INC.

AIM Charter Fund
         Retail Class

AIM Constellation Fund
         Retail Class

AIM Weingarten Fund
         Retail Class

AIM Aggressive Growth Fund

AIM Blue Chip Fund

AIM Capital Development Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: _____________________________, 1995

                                           AIM EQUITY FUNDS, INC.


Attest: ____________________________       By: ________________________________
            Assistant Secretary                         President


(SEAL)

                                           A I M DISTRIBUTORS, INC.


Attest: ____________________________       By: ________________________________
            Assistant Secretary                         President

(SEAL)